UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2015

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	90-0902741
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 28, 2015, Medytox Solutions, Inc. (the “Company”) held its Special Meeting of Stockholders to approve the following proposals: (i) to approve and adopt the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc., CollabRx Merger Sub, Inc., a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and the Company (the "Merger Agreement"), pursuant to which the Company will become a wholly owned subsidiary of CollabRx, and the transactions contemplated by such agreement (the “Merger Proposal”) and (ii) to approve any motion to adjourn the Special Meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and Adjournment Proposal were approved by the Company’s stockholders. The vote totals are set forth below. There were no broker non-votes recorded with respect to either proposal.

Merger Proposal:

Common Stock, Series D Preferred Stock and Series E Preferred Stock (collectively)

FOR	AGAINST	ABSTAIN
22,807,768	0	4,500,000

Series B Preferred Stock

FOR	AGAINST	ABSTAIN
4,000	0	0

Adjournment Proposal:

Common Stock, Series D Preferred Stock and Series E Preferred Stock (collectively)

FOR	AGAINST	ABSTAIN
22,807,768	0	4,500,000

Series B Preferred Stock

FOR	AGAINST	ABSTAIN
4,000	0	0

Item 8.01. Other Events

A copy of the press release announcing the results of the Special Meeting is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 28, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	MEDYTOX SOLUTIONS, INC.

/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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